MTM Technologies, Inc. Announces Plan to Delist from NASDAQ and Deregister its Common Stock

STAMFORD, Conn. – July 14, 2009 - MTM Technologies, Inc. (NASDAQ:MTMC) (the “Company”) announced today that it has submitted written notice to the NASDAQ Stock Market, Inc. (“NASDAQ”) of its intention to delist its common stock from NASDAQ and to file a Form 25 with the Securities and Exchange Commission (the “SEC”) and NASDAQ to effect the delisting. By operation of law, the delisting will be effective ten days after the filing of the Form 25 with the SEC.

Following the effectiveness of the Form 25 filing, the Company’s common stock will not be eligible for trading on any national securities exchange, although it may still be eligible for quotation on the Pink Sheets by broker-dealers. The Pink Sheets is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its website at www.pinksheets.com. Although the Company expects to be quoted on the Pink Sheets, the Company can provide no assurance that any broker-dealer will make a market in the Company’s common stock, which is a requirement for Pink Sheet trading.

On the same day that the delisting becomes effective, the Company intends to file a Form 15 with the SEC to voluntarily terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and suspend its reporting obligations with the SEC. The Company anticipates the termination of registration will become effective 90 days following the filing of the Form 15 with the SEC. However, the Company’s obligation to file certain periodic reports and forms with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements, will be suspended immediately upon filing of the Form 15.

The Company’s decision to delist and deregister its securities was made based primarily on the costs and demands on management time arising from compliance with SEC rules, Sarbanes-Oxley and NASDAQ listing standards. The Company is eligible to deregister its securities because it has fewer than 300 shareholders of record. The Board of Directors believes that while the liquidity for the Company’s stock may be reduced and the price of its stock could decrease at least in the near term, the accounting, legal and administrative savings associated with deregistration, both in terms of cost and in time, are in the best interests of stockholders and the Company.

“After careful consideration, the Company took this action because the advantages of being a public company are outweighed by the disadvantages to our shareholders. In light of the Company’s size, small market capitalization and thinly-traded stock, the Board believes the financial burden of reporting is disproportionate to any benefits of maintaining its registered status. We believe that our shareholders are better served by deregistration, which will allow management to focus on operating the business and working to increase shareholder value,” said Steve Stringer, the Company’s President and Chief Executive Officer.

MTM and MTM Technologies are trademarks of MTM Technologies, Inc.

About MTM Technologies, Inc.

MTM Technologies, Inc. is a leading national provider of innovative IT solutions and services to Global 2000 and mid-size companies. Partnered nationally with industry-leading technology providers such as Cisco Systems, Citrix, EMC, HP, and Microsoft, MTM Technologies offers comprehensive solutions in the areas of secure application delivery, unified communications, consolidation, and virtualization. In addition, MTM Technologies provides a broad range of complementary managed service offerings, including system monitoring and management, security management, IP telephony management, and IT helpdesk support. The lifecycle approach also includes IT architecture consulting, IT staff augmentation and training services. For more information, visit www.mtm.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Except for the historical information herein, the matters discussed in this release include forward-looking statements. In particular, the forward-looking statements contained in this release include statements about future financial and operating results. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially which include, but are not limited to, the following: a significant portion of the Company’s quarterly sales are concluded in the last month of the fiscal quarter; the Company’s key strategic relationships; the length of sales and delivery cycles; the risk of obtaining financing and complying with our lenders’ financial covenants; the timing, cost and success or failure of current and new product and service introductions; and other risks affecting MTM’s businesses generally and as set forth in MTM’s most recent filings with the Securities and Exchange Commission. All forward-looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. MTM is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Inquiries concerning this press release can be made by contacting MTM at investorrelations@mtm.com.